Exhibit 10.10

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 19, 2013, is entered into by and between ACCO BRANDS CORPORATION, a Delaware corporation (“Holdings”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity and including any successors, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of May 13, 2013, by and among Holdings, certain Subsidiaries of Holdings from time to time party thereto, the Lenders party thereto from time to time, the Administrative Agent and the other financial institutions party thereto (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings and the Administrative Agent hereby agree as follows:

1.Administrative Amendment pursuant to Section 11.01(e). Pursuant to Section 11.01(e) of the Credit Agreement, Holdings and the Administrative Agent hereby provide written notice to the Lenders that Section 1.01 of the Credit Agreement is to be amended as set forth herein. In accordance with the foregoing, the definition of “Borrower Retained ECF Amount” in Section 1.01 of the Credit Agreement is hereby amended to read pursuant to the text set forth below, adding the words that are underlined and removing such words that are crossed out:

“Borrower Retained ECF Amount” means, as of any date of determination on or after the date that is ninety (90) days after the Fiscal Year ended December 31, 2013, the aggregate cumulative ~~Excess Cash Flow Amount~~ Consolidated Excess Cash Flow for each Fiscal Year commencing on or after January 1, 2014 and ended at least ninety (90) days prior to such date or, in the case of the Fiscal Year ended December 31, 2013, the ~~Excess Cash Flow Amount~~ Consolidated Excess Cash Flow for the period commencing on the first day of the calendar quarter immediately following the calendar quarter in which the Restatement Date occurs and ending on December 31, 2013, in each case, that is not required to be applied to the Pro Rata Obligations pursuant to Section 2.05(b)(ii) minus any portion of such amount used by Holdings and its Subsidiaries on or prior to such date of determination to make (i) Investments pursuant to Section 7.02(c)(v)(C)(2) or Section 7.02(o)(2), (ii) Restricted Payments pursuant to Section 7.06(d)(2) or (iii) payments of Junior Indebtedness pursuant to Section 7.14(c)(2).

2.Conditions to Effectiveness. This Amendment shall become effective in accordance with Section 11.01(e) of the Credit Agreement.

3.Reference to and Effect on the Credit Agreement

(a)The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(b)On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

(c)Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

4.Miscellaneous Provisions.

(a)Applicable Law; Miscellaneous. THIS AMENDMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Section 11.14 and Section 11.15 of the Credit Agreement are incorporated by reference herein and made a part hereof.

(b)Loan Document. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and each of the other Loan Documents.

(c)Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment or any other Loan Document.

(d)Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

(e)Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

Signature Page to First Amendment to
Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first written above.

ACCO BRANDS CORPORATION,
as Holdings

By: /s/ Pamela S. Schneider
Name: Pamela S. Schneider
Title: Senior Vice President, General Counsel and Secretary

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President